Exhibit 99.1

NEWS ANNOUNCEMENT                                                                                   FOR IMMEDIATE RELEASE

NEXSTAR BROADCASTING THIRD QUARTER NET REVENUE
INCREASES 21.1% TO RECORD $73.1 MILLION

- Third Quarter Operating Income Rises to $12.9 Million; BCF Increases 54.5%;
Adjusted EBITDA is Up 65.2% and FCF Grows 91.3% to $10.1 Million -

Irving, TX – November 3, 2010 – Nexstar Broadcasting Group, Inc. (NASDAQ: NXST) (“Nexstar”) today reported financial results for the third quarter ended September 30, 2010 as summarized below:

Summary 2010 Third Quarter Financial Highlights

($ in thousands)	Three Months Ended September 30,
	2010	2009	Change
Gross Local Revenues	$41,705	$37,316	+11.8%
Gross National Revenues	$14,961	$13,276	+12.7%
Core Revenue (local and national)	$56,666	$50,592	+12.0%

Gross Political Revenues	$6,728	$1,012	+564.7%
e-MEDIA Revenue	$3,581	$2,970	+20.6%
Retransmission Fee Revenue	$7,650	$6,244	+22.5%
Management Fee Revenue	$800	$500	+60.1%
Network Comp	$500	$516	(3.1)%
Other	$568	$389	+46.0%
Trade and Barter Revenue	$4,688	$4,682	-
Gross Revenue	$81,181	$66,905	+21.3%
Less Agency Commissions	$8,055	$6,506	+23.8%
Net Revenue	$73,126	$60,399	+21.1%

Income from Operations(1)	$12,856	$(13,633)	-

Broadcast Cash Flow(2)	$28,776	$18,629	+54.5%

Adjusted EBITDA(2)	$24,120	$14,598	+65.2%

Free Cash Flow(2)	$10,149	$5,306	91.3%

(1)	Income from operations in the three months ended September 30, 2009 was impacted by a $16.2 million non-cash impairment charge and benefited from a $2.6 million gain related to asset exchange.

(2)	Definitions and disclosures regarding non-GAAP financial information are included on page 4, while reconciliations are included on page 7.

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Nexstar Broadcasting Group Q3 2010 Results, 11/3/10                                                    page 2

CEO Comment
Perry A. Sook, Chairman, President and Chief Executive Officer of Nexstar Broadcasting Group, Inc., commented, “Nexstar again delivered record quarterly financial results as we generated growth from all of our revenue sources while exercising operating expense discipline across the enterprise.  Third quarter gross television ad revenue growth of 22.8% reflects double digit increases in core local and national television advertising revenue and another quarter of robust political advertising growth.  Nexstar’s television ad revenue strength, combined with continued growth of the other elements of our revenue ‘quadruple play,’ resulted in a 21.1% increase in third quarter net revenue.  At the same time, expense management programs provided high cash flow growth with third quarter BCF increasing 54.5%, EBITDA up 65.2% and free cash flow rising 91.3%.

“Core local and national revenue increased for the fourth consecutive quarter based on the broad-based advertising recovery and Nexstar’s consistent success in building new-to-television local direct billings.  Local advertising, our largest revenue source, grew at a higher rate in the third quarter than in the second quarter or the first half of 2010, despite tougher prior year comps.  The automotive advertising rebound continues with category revenue rising 33% on a year-over-year basis and reaching the highest quarterly dollar level thus far in 2010.  The Company’s third quarter gross television ad revenue of $63.4 million included approximately $6.7 million of political advertising revenue as Nexstar stations continue to capture a significant share of the political ad spending in our markets based on the strong appeal of our high quality local news programming.

“Last month Nexstar expanded its informational and educational campaign, ‘101 Reasons TV Advertising Works,’ building on a year of success.  This innovative on-air initiative reflects Nexstar’s commitment to developing new means of highlighting the advantages and value of local television and its role as the most effective advertising medium for local businesses.  With TV usage at record levels, Nexstar stations are more effective than ever in illustrating the benefits of local television as the advertising platform that consistently delivers the best results, as it remains the most effective medium for influencing consumers and building brands.

“While Nexstar’s core television revenue growth remains impressive, we continue to create new value based on the further expansion of our ‘quadruple play’ of revenue drivers which include traditional media, subscription based revenue, mobile and e-MEDIA, and station management agreements.  In aggregate, Nexstar’s third quarter retransmission fee, mobile and e-MEDIA and management fee revenue rose 23.9% to $12.0 million, and these higher margin revenue streams accounted for 16.5% of 2010 third quarter net revenue.

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Nexstar Broadcasting Group Q3 2010 Results, 11/3/10                                                    page 3

“With diversified sources of growing revenue and a company-wide focus on expense management, we have strong operating leverage in our business model that is driving significant year-over-year cash flow and margin growth.  Third quarter 2010 station direct operating expenses, (net of trade expense) rose just $2.0 million, or 5.7%, on a year-over-year basis.  Approximately 70% of the total dollar increase was attributable to higher variable costs related to the significant rise in national, local and political revenues.  With significant revenue growth and expense control measures, third quarter BCF and adjusted EBITDA margins improved substantially to 39.4% and 33.0%, respectively.  Most importantly, 2010 third quarter free cash flow rose 91.3% to $10.1 million, from $5.3 million in the prior year, based on the strong increase in operating income adjusted for one time charges, and reduction in capital expenditures, which more than offset a $6.4 million year-over-year increase in cash interest expense.

“During the third quarter, Nexstar further reduced total debt as we redeemed the $5.3 million balance of the outstanding 13.5% Senior Subordinated Payment in Kind (PIK) notes due 2014, and made open market purchases, at a discount, of $4.7 million of the outstanding 7% Senior PIK notes due 2014 and $0.9 million of the outstanding 7% Senior Subordinated notes due 2014.  In the first nine months of 2010, Nexstar has reduced total debt from 2009 year-end levels by approximately $24.4 million.

“Nexstar has generated $30 million in free cash flow in the first nine months of 2010.  With anticipated fourth quarter revenue increases, Nexstar will generate the highest quarterly free cash flow in the Company’s history, which will be used to further address the balance sheet and for other value creating initiatives.”

The consolidated total debt of Nexstar, its wholly owned subsidiaries, and Mission (collectively, the “Company”) at September 30, 2010 was $646.0 million and senior secured debt was $417.0 million.  The Company’s total leverage ratio at September 30, 2010 was 6.6x compared to a total permitted leverage covenant of 8.75x. The Company was also in compliance with its first lien indebtedness covenant at September 30, 2010 with a ratio of 1.0x compared to the covenant requirement of 2.5x.

The table below summarizes the Company’s debt obligations:

($ in millions)	September 30, 2010	December 31, 2009
Revolving Credit	$-	$77.0
Bank debt / First Lien Debt	$99.8	$321.7
8.875% Senior Second Lien Notes due 2017	$317.2	$-
7% Senior Subordinated Notes due 2014	$46.2	$47.0
7% Senior Subordinated PIK Notes due 2014	$132.8	$132.3
13% Senior Subordinated PIK Notes due 2014	$-	$42.4
11.375% Senior Discount Notes due 2013	$50.0	$50.0
TOTAL DEBT	$646.0	$670.4

Cash	$17.8	$12.8

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Nexstar Broadcasting Group Q3 2010 Results, 11/3/10                                                    page 4

Third Quarter Conference Call
Nexstar will host a conference call at 10:00 a.m. ET today.  Senior management will discuss the financial results and host a question and answer session.  The dial in number for the audio conference call is 703/639-1308 (domestic and international callers); no access code is needed.  In addition, a live audio webcast of the call will be accessible to the public on Nexstar’s web site, www.nexstar.tv and a recording of the webcast will be archived on the site for 90 days following the live event.

Definitions and Disclosures Regarding non-GAAP Financial Information
Broadcast cash flow is calculated as income from operations, plus corporate expenses, depreciation, amortization of intangible assets and broadcast rights (excluding barter), non-cash contract termination fees, non-cash impairment charges, loss (gain) on asset exchange and loss (gain) on asset disposal, net, minus broadcast rights payments.

Adjusted EBITDA is calculated as broadcast cash flow less corporate expenses excluding non-cash stock option expense.

Free cash flow is calculated as income from operations plus depreciation, amortization of intangible assets and broadcast rights (excluding barter), non-cash contract termination fees, non-cash impairment charges, loss (gain) on asset exchange, loss (gain) on asset disposal, net, and non-cash stock option expense, less payments for broadcast rights, cash interest expense, capital expenditures and net cash income taxes.

Broadcast cash flow, adjusted EBITDA and free cash flow results are non-GAAP financial measures.  Nexstar believes the presentation of these non-GAAP measures are useful to investors because they are used by lenders to measure the Company’s ability to service debt; by industry analysts to determine the market value of stations and their operating performance; by management to identify the cash available to service debt, make strategic acquisitions and investments, maintain capital assets and fund ongoing operations and working capital needs; and, because they reflect the most up-to-date operating results of the stations inclusive of pending acquisitions, TBAs or LMAs.  Management believes they also provide an additional basis from which investors can establish forecasts and valuations for the Company’s business.

For a reconciliation of these non-GAAP financial measurements to the GAAP financial results cited in this news announcement, please see the supplemental tables at the end of this release.

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Nexstar Broadcasting Group Q3 2010 Results, 11/3/10                                                    page 5

About Nexstar Broadcasting Group, Inc.
Nexstar Broadcasting Group is a leading diversified media company that leverages localism to bring new services and value to consumers and advertisers through its traditional media, e-MEDIA, digital and mobile media platforms.  Nexstar owns, operates, programs or provides sales and other services to 62 television stations and related digital signals in 34 markets in 14 states and reaches approximately 13 million viewers or approximately 11.5% of all U.S. television households.  The stations are affiliates of NBC, CBS, ABC, FOX, MyNetworkTV, The CW, LATV, TV Azteca and Telemundo.  The Company’s 33 community portal websites offer additional hyper-local content and verticals for consumers and advertisers.

Forward-Looking Statements
This news release includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words "guidance," "believes," "expects," "anticipates," "could," or similar expressions.  For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  The forward-looking statements contained in this news release, concerning, among other things, changes in net revenue, cash flow and operating expenses, involve risks and uncertainties, and are subject to change based on various important factors, including the impact of changes in national and regional economies, our ability to service and refinance our outstanding debt, successful integration of acquired television stations (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations' operating areas, competition from others in the broadcast television markets served by the Company, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events.  Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this news release might not occur.  You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release.  For more details on factors that could affect these expectations, please see our filings with the Securities and Exchange Commission.

Contact:
Thomas E. Carter Chief Financial Officer Nexstar Broadcasting Group, Inc. 972/373-8800	Joseph Jaffoni Jaffoni & Collins Incorporated 212/835-8500 or nxst@jcir.com

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Nexstar Broadcasting Group Q3 2010 Results, 11/3/10                                                    page 6

Nexstar Broadcasting Group, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)
Net revenue	$73,126	$60,399	$216,294	$178,019

Operating expenses:
Station direct operating expenses, net of trade (exclusive of depreciation and amortization shown separately below)	17,774	17,501	52,704	52,991
Selling, general, and administrative expenses (exclusive of depreciation and amortization shown separately below)	19,330	17,597	56,998	51,781
Restructure Charge	—	—	—	670
Non-cash contract termination fee	—	—	—	191
Impairment of goodwill and intangible assets	—	16,164	—	16,164
Gain on asset exchange	—	(2,612)	(30)	(6,710)
Loss (gain) on asset disposal, net	10	7	(4)	(2,813)
Trade and barter expense	4,796	4,293	14,035	12,793
Corporate expenses	4,656	4,031	14,992	14,499
Amortization of broadcast rights, excluding barter	2,520	5,702	7,221	10,578
Amortization of intangible assets	5,932	5,936	17,851	17,772
Depreciation	5,252	5,413	15,889	16,003

Total operating expenses	60,270	74,032	179,656	183,919

Income (loss) from operations	12,856	(13,633)	36,638	(5,900)
Interest expense, including amortization of debt financing costs	(14,310)	(8,668)	(40,158)	(27,433)
Gain on debt retirement	(65)	—	(7,874)	18,567
Interest / other income	1	5	5	50

Income (loss) before income taxes	(1,518)	(22,296)	(11,389)	(14,716)
Income tax (expense) benefit	(1,477)	3,905	(4,700)	1,135

Net income (loss)	(2,995)	$(18,391)	(16,089)	$(13,581)

Basic and diluted net income (loss) per share	$(0.11)	$(0.65)	$(0.57)	$(0.48)
Basic and diluted weighted average number of shares outstanding	28,432	28,426	28,431	28,426

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Nexstar Broadcasting Group Q3 2010 Results, 11/3/10                                                    page 7

Nexstar Broadcasting Group, Inc.
Reconciliation Between Actual Consolidated Statements of Operations
and Broadcast Cash Flow and EBITDA (Non-GAAP Measures)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)

Income from operations	12,856	$(13,633)	$36,638	$(5,900)
Add:
Depreciation	5,252	5,413	15,889	16,003
Amortization of intangible assets	5,932	5,936	17,851	17,772
Amortization of broadcast rights, excluding barter	2,520	5,702	7,221	10,578
Impairment of goodwill and intangible assets	—	16,164	—	16,164
(Gain) loss on asset exchange	—	(2,612)	(30)	(6,710)
(Gain) loss on asset disposal, net	10	7	(4)	(2,813)
Corporate expenses	4,656	4,031	14,992	14,499
Non-cash contract termination fees	—	—	—	191

Less:
Payments for broadcast rights	2,450	2,379	7,422	6,811

Broadcast cash flow	$28,776	$18,629	$85,135	$52,973

Less:
Corporate expenses	4,656	4,031	14,992	14,499
Adjusted EBITDA	$24,120	$14,598	$70,143	$38,474

Nexstar Broadcasting Group, Inc.
Reconciliation Between Actual Consolidated Statements of Operations
and Free Cash Flow (Non-GAAP Measure)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)

Income from operations	$12,856	$(13,633)	$36,638	$(5,900)
Add:
Depreciation	5,252	5,413	15,889	16,003
Amortization of intangible assets	5,932	5,936	17,851	17,772
Amortization of broadcast rights, excluding barter	2,520	5,702	7,221	10,578
Impairment of goodwill and intangible assets	—	16,164	—	16,164
(Gain) loss on asset exchange	—	(2,612)	(30)	(6,710)
(Gain) loss on asset disposal, net	10	7	(4)	(2,813)
Non-cash stock option expense	312	377	2,495	1,112
Non-cash contract termination fees	—	—	—	191

Less:
Payments for broadcast rights	2,450	2,379	7,422	6,811
Cash interest expense	11,123	4,723	30,382	17,912
Capital expenditures	3,160	4,946	11,882	14,347
Cash income taxes, net of refunds	—	—	416	523

Free cash flow	$10,149	$5,306	$29,958	$6,804

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